UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 24, 2003

Duane Reade Inc.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	001-13843 (Commission File Number)	04-3164702 (IRS Employer Identification No.)
440 Ninth Avenue New York, New York 10001 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    (212) 273-5700

(Former name or former address, if changed since last report)

Item 5.    Other Events

        Duane Reade Inc. issued the press release attached hereto on April 24, 2003. The first and second sentence of the first paragraph, the second paragraph, the first sentence of the fourth paragraph, the first sentence of the fifth paragraph and the second sentence of the sixth paragraph appearing under the heading "First Quarter Results" as well as the first quarter financial statements, but excluding the complete contents of the "Operating Data" and the related footnotes thereto and the financial information disclosed under the "Reconciliation of EBITDA to Net Income and Cash Provided by Operating Activities," appearing on the last two pages of that press release, which appear as part of Exhibit 99.1, are filed and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  a)
  Financial Statements. Not Applicable

  b)
  Pro Forma Financial Information. Not Applicable

  c)
  Exhibits

        The following materials are attached as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release dated April 24, 2003.

Item 9.    Regulation FD Disclosure

        The following information, which consists of the remainder of the press release appearing as Exhibit 99.1 not filed and incorporated herein by reference under Item 5, is furnished pursuant to Item 9, "Regulation FD Disclosure".

        The third and fourth sentence of the first paragraph, the third paragraph, the second sentence of both the fourth and the fifth paragraph, the first and third sentence of the sixth paragraph and paragraphs seven through ten, as well as the complete contents of the "Operating Data" and the related footnotes thereto and the financial information disclosed under the "Reconciliation of EBITDA to Net Income and Cash Provided by Operating Activities," appearing on the last two pages of that press release, which appear as part of Exhibit 99.1, are not filed but are furnished pursuant to Regulation FD.

        The attached Exhibit 99.1 is also furnished in its entirety pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition."

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUANE READE INC.
By:	/s/ JOHN K. HENRY John K. Henry Senior Vice President and Chief Financial Officer

Date    April 24, 2003

*Print name and title of the signing officer under his signature.